Exhibit 5.1

Stikeman Elliott LLP Barristers & Solicitors Suite 1700, Park Place 666 Burrard Street Vancouver, BC Canada V6C 2X8

Main: 604 631 1300 Fax: 604 681 1825 www.stikeman.com
April 7, 2026
OceanaGold Corporation
Suite 1020, 400 Burrard Street
Vancouver, British Columbia
V6C 3A6 Canada
Dear Sirs/Mesdames:
Re: OceanaGold Corporation — Registration Statement on Form S-8
We have acted as Canadian counsel to OceanaGold Corporation (the “Corporation”), a corporation governed on the date of this opinion by the Business Corporations Act (British Columbia), in connection with the registration of the common shares of the Corporation (the “Shares”) issuable pursuant to the Corporation’s Amended and Restated Performance Share Rights Plan for Designated Participants of OceanaGold Corporation and its Affiliates (the “Plan”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed on April 7, 2026 with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).
We have examined the Registration Statement, the Plan and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation.
For the purposes of this opinion, we have also relied upon the certificate of an officer of the Corporation as to factual matters (the "Officer's Certificate") and certifying among other things:
(a)the certificate of incorporation, articles and notice of articles of the Corporation; and
(b)certain resolutions passed by the board of directors and shareholders of the Corporation relating to the Registration Statement, the Plan and the Shares.
In reviewing the foregoing documents and in giving this opinion, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies and all facts set forth in the Officer’s Certificate, official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate.
We are qualified to practice law in the Province of British Columbia and this opinion is rendered solely with respect to the Province of British Columbia and the federal laws of Canada applicable therein. This opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express.
Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Shares shall have been issued pursuant to and in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours very truly,

/s/ Stikeman Elliott LLP

Stikeman Elliott LLP